Exhibit 10.1

FIRST FOUNDATION BANK	Date: June 3, 2016

REVOLVING CREDIT AGREEMENT

FIRST FOUNDATION BANK, a California corporation ("Bank"), makes this Agreement ("Agreement") to make loans (individually "Loan" and collectively "Loans") to CYANOTECH CORPORATION, a Nevada corporation, whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (the "Borrower"), from time to time up to an aggregate principal amount not to exceed the sum of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00) (the "Commitment Amount"). Bank's agreement to lend to Borrower and Borrower's agreement to borrow from Bank are subject to the following terms and conditions:

1.	The Credit

Bank will lend Borrower on a revolving basis the Commitment Amount not exceeding the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00). This revolving credit may be availed of by the Borrower for working capital.

Borrower and Bank hereby agree that all of Borrower's indebtedness to Bank antecedent to the date hereof, except the indebtedness incurred by Borrower in connection with those certain Promissory Notes dated August 14, 2012 in the original principal amounts of $2,250,000.00 and $3,250,000.00 and that certain Promissory Note dated June 3, 2016 in the principal amount of $2,500,000.00, shall be hereafter considered a borrowing under the Credit, and this Agreement shall apply to such indebtedness to the same effect as if such indebtedness had been duly incurred pursuant to the terms of this Agreement at the date hereof, except that such indebtedness shall be payable and paid at the time and with interest at the rate previously agreed on, to the extent such is in conflict with terms hereof.

2.	Repayment

(a)

Interest on all principal amounts outstanding under this Agreement shall be paid as specified in the Promissory Note executed concurrently herewith by Borrower (the "Note"), unless due earlier in accordance with the provisions below.

(b)

The principal amount of each Loan, together with accrued and unpaid interest on that Loan, shall be due by 4:00p.m., Hawaii Standard Time on the maturity date designated on the Note; but in no event shall the due date extend beyond the maturity date of this Agreement.

(c)	All principal and interest, and all other costs and expenses owing under this Agreement shall be paid in accordance with Sections 4 and 5.

(d)

Borrower may at any time or from time to time while any indebtedness incurred under this Agreement is outstanding, prepay such indebtedness in whole or in part, without premium or interest penalty; provided that each partial prepayment shall be in the minimum amount or in an integral multiple of ONE HUNDRED DOLLARS ($100.00), and, provided further that any whole or partial prepayment shall be accompanied by payment of interest accrued thereon to the date of prepayment. Any such prepayment should be received by Bank by 4:00p.m., Hawaii Standard Time.

3.	Collateral

Payment and performance of all sums and all other obligations under this Agreement and the Note signed for Loans under this Agreement shall be secured by the following:

(a)

that certain Mortgage, Security Agreement and Financing Statement (the "Mortgage"), in form and content satisfactory to the Bank, duly executed and acknowledged concurrently herewith by Borrower constituting at all times a valid and subsisting third lien upon that certain leasehold property located at 73-860 Makako Bay Drive, Kailua-Kona, Hawaii 96740, Tax Map Key No. (3) 7-3-043-063 (the "Property''), and on all structures and improvements constructed and located thereon and a valid and subsisting security interest in any and all other personal property now owned or hereafter acquired by the Borrower, and incorporated in the improvements or otherwise situated upon the Property;

(b)

that certain Assignment of Lessor's Interest in Leases and Rents (the "Assignment"), in form and content satisfactory to the Bank, duly executed and acknowledged concurrently herewith by Borrower, as assignor, unconditionally and absolutely assigning to the Bank all of the Borrower's right, title and interest in and to any leases, rents and proceeds arising out of the Property;

(c)

that certain Security Agreement (the "Security Agreement"), in form and content satisfactory to the Bank, duly executed and acknowledged by the Borrower, as debtor, constituting at all times a valid and subsisting lien on all of the assets and personal property of the Borrower, including, but not limited to, all furnishings, fixtures and equipment relating to or used in connection with the Property (the "Collateral");

(d)

that certain UCC Financing Statement (the "Financing Statement"), in form and content satisfactory to the Bank perfecting the Bank's security interest in and to the Collateral, including but not limited to, personal property related to the Property;

(e)	that certain Hazardous Substances Certificate and Indemnity Agreement (the "Indemnity Agreement"), in form and content satisfactory to the Bank, duly executed and acknowledged by Borrower; and

(f)

that certain Sublessor's Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement dated June 3, 2016 (the "Consent to Mortgage") given by the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, STATE OF HAWAII, as Sublessor.

This Agreement, the Note, the Mortgage, the Assignment, the Security Agreement, the Financing Statement, the Indemnity Agreement, the Consent to Mortgage, and all other agreements, instruments and documents of any kind evidencing, securing or governing the Credit, without limitation, and any and all amendments, modifications, extensions, replacements, substitutions and restatements thereto are hereafter collectively referred to as the "Credit Documents".

4.	Expiration Date

The Credit shall expire on August 30, 2017, at which time Borrower shall pay in full all principal and interest and any other amounts then outstanding or due hereunder. Provided, however, at the sole discretion of Bank, which discretion may be exercised in any manner it deems fit and which may be arbitrary, the terms of the Credit may be extended to a later date. Bank shall also have the like sole discretion to decrease, terminate or vary Bank's obligation hereunder at any time and from time to time without prejudice to any of Bank's rights hereunder. Bank may furnish written notice to Borrower of any such election of Bank of extension or amendment by mailing the same, postage prepaid, to the address of Borrower as herein provided or by personal delivery to Borrower.

5.	Interest and Fees

(a)	Fees.

 On execution of this Agreement, Borrower shall pay Bank a non-refundable processing fee of $5,000.00.

(b)	Rate of Interest.

Each Loan shall bear interest on the outstanding principal amount thereof from the date made until fully paid at a floating rate based upon the "Prime Rate" as defined below. The "Prime Rate" means the variable rate of interest that is TWO PERCENT (2.00%) per annum in excess of the variable rate of interest, on a per annum basis, which is announced and/or published in the Money Rates section in the Western Edition of the Wall Street Journal from time to time as its Prime Rate ("WSJ Prime Rate"). If the WSJ Prime Rate becomes unavailable, the Bank may designate a reasonable substitute index after notice to the Borrower.

(c)	Default Rate of Interest.

During any period while Borrower is in default under this Agreement, or any note signed for Loans under this Agreement, the entire unpaid principal amount due hereunder shall bear interest at the rate of TWENTY-FOUR PERCENT (24.00%) per annum, until all amounts owing under this Agreement are paid in full.

(d)	Computation Method.

All fees and rates of interest shall be computed on the basis of the actual number of days elapsed over a 365-day year.

6.	Representations and Warranties

Borrower represents and warrants to the Bank that as of the date hereof:

(a)

Borrower is a corporation duly registered, validly existing and in good standing under the laws of the State of Nevada. Borrower shall provide Bank with (i) resolutions and/or other documentation duly authorizing the execution and delivery of the documents required to be executed by such corporation; (ii) copies of its articles of incorporation certified by the State of Nevada; and (iii) its by-laws. Borrower has all requisite power and authority to carry on the business that it now carries on and to own the property it owns. Borrower has all requisite power and authority to execute and deliver the Credit Documents and to observe and perform all of the provisions and conditions thereof. No other corporate action is required to the execution and delivery of the Credit Documents;

(b)

Borrower shall preserve and keep its existence, whether corporate, limited liability company, partnership and/or trust, and all rights, qualifications, franchises, permits and licenses material to its business, in full force and effect;

(c)

the execution and delivery by it of this Agreement, the addenda and Exhibit hereto and all other documents issued in connection herewith and the performance by it of the obligations contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of third persons that has not already been obtained; (ii) violate or result in any breach of any of the terms or provisions of or constitute a default (or any event which, with the giving of notice of the lapse of time or both, would constitute a default) under any contract, agreement or other instrument to which it is a party or by which it is or its properties, assets or revenues may be bound or affected; (iii) violate any provision of any law, rule, regulation, judgment, order, writ, decree, determination or award applicable to it or its properties, assets or revenues; or (iv) result in, or require the creation or imposition of any mortgage, lien, charge or other security interest or encumbrance of any nature upon or with respect to any of its present or future properties, assets or revenue, except the lien and security interest of the Mortgage, Assignment and Security Agreement; and there is no default under any such contract, agreement, or other instrument (and no failure by it to comply with any such law, rule, regulation, judgment, order, writ, decree, determination or award, which default or failure to comply would have a material adverse effect on its condition, financial or otherwise, or on its business, properties, assets or operations);

(d)

no approval, authorization, consent or other order of, and no filing with, any court or governmental body, which has not already been obtained, is or will be necessary for the valid execution, delivery and performance by it of this Agreement, the Exhibit or any other documents issued in connection herewith; its obligations under this Agreement and each thereof to the Bank for value are valid and legally binding obligations enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights;

(e)

its financial statements and related information previously delivered to Bank and to be subsequently delivered to Bank fairly present, and will fairly present, its financial condition, the results of operations, and the changes in financial position as of the dates thereof and for the periods covered thereby, all in accordance with generally accepted accounting principles and financial accounting standards;

(f)	there has been no material adverse change in its financial condition or operations except as disclosed by Borrower to Bank in writing prior to the signing of this Agreement; and

(g)

except as Borrower has notified Bank in writing prior to the signing of this Agreement, there are no tax assessments or tax liens, actions, suits or proceedings (whether or not covered by insurance) pending or threatened against or affecting Borrower or its properties, assets or operations, at law or in equity, and before any arbitrator of any kind or any governmental body, which, if determined adversely to Borrower would have a material adverse effect on the condition, financial or otherwise, of Borrower or on its business, properties, assets or operations.

7.	Conditions Precedent to Making Loans

The obligation of Bank to make Loans under this Agreement is subject to the conditions precedent that:

(a)

at the date of the Loan and after giving effect thereto, there shall have occurred no material adverse change in the Borrower's business or financial condition since the date specified in the Borrower's financial statement for the period most recently preceding the Loan;

(b)

no Event of Default shall have occurred or be outstanding under this Agreement, the Note, any guarantee or any instrument securing the obligations of the Borrower, nor shall any of Borrower’s representations and warranties be untrue as of the date of the Loan; and

(c)

Bank shall have received all of the following in form and substance satisfactory to it: (i) an executed copy of this Agreement; (ii) fully executed (and, as required, notarized) originals of all the Exhibits specified herein and all other guarantees and documents required by Bank in connection herewith; (iii) fully executed security agreements and financing statements pertaining to the Collateral in form satisfactory to counsel for the Bank; (iv) title reports or equivalent evidence that the security interest and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except as consented to in writing by Bank; (v) the resolutions evidencing approval of the transactions and other matters contemplated herein; (vi) if requested by Bank, a favorable opinion of counsel to Borrower as to the matters referred to in subsections (i) through (v); (vii) evidence of insurance required pursuant to Section 9(f) of this Agreement; and (viii) written Commercial Line of Credit Draw Request(s) for all Loans made prior to the date of the Loan.

8.	Procedures for Loans

Borrower designates GERALD R. CYSEWSKI, JOLE DEAL and GERARD WATTS, whose signatures appear below, as the persons initially authorized to request Loans under this Agreement. Until the authority of such individuals are revoked in writing and delivered to Bank by Borrower, Bank may make Loans to Borrower at the written request of any two (2) of the above-designated persons.

Borrower's duly authorized representative(s) shall initiate all requests for amounts of the Credit ("Advances") or renewals by delivery of an original or telefaxed facsimile of a duly executed Commercial Line of Credit Draw Request in the form of Exhibit "A", which is attached to and made a part of this Agreement. Within two (2) business days after the making of a facsimile request, Borrower shall deliver to Bank an original executed Commercial Line of Credit Draw Request confirming the transaction; provided, however, that the absence of such confirmation will not impair or limit the Bank's rights to repayment of any claims under this Agreement and provided further that Borrower agrees that any action taken by Bank pursuant to and in reliance upon such facsimile request shall be deemed binding upon and agreed to by Borrower.

Bank shall receive all requests for Advances or renewals under this Agreement by two o'clock (2:00) p.m., Hawaii Standard Time in order for the Bank to process and disburse funds on that same day. If Borrower's request is received after the designated time, the funds will be disbursed the next business day.

Borrower may change the persons authorized to request Loans or renewals at any time, provided it furnishes Bank reasonable substantiation that the change has been legally authorized by Borrower. No such change shall affect the liability of any guarantor, if any, of Borrower's obligations under this Agreement. Bank may subsequently establish reasonable procedures to formalize or confirm such requests, including requirements for certifications as to the continued accuracy of Borrower's representations, as a condition precedent to such Loans.

If request is made by facsimile, except for Loans being renewed under this Agreement, Loans shall be disbursed to Borrower by depositing the Loan principal into an account maintained with Bank by Borrower. Individual Loans shall be in amounts not less than $500.00, unless this amount exceeds the undisbursed portion of the Commitment Amount, in which event the Loan shall equal the entire undisbursed portion.

9.	Covenants

So long as this Agreement is in effect and until payment in full of the Loans and performance by Borrower of all of its other obligations hereunder and pursuant to the Exhibit thereto, Borrower shall:

(a)

Financial Statements. If requested by Bank, furnish updated financial statements and tax returns of Borrower as of the last day of such fiscal/calendar year, all in reasonable detail and satisfactory in scope to Bank.

(b)	Statements to Shareholders. From time to time furnish to Bank all financial information including proxy statements, furnished by Borrower to its shareholders.

(c)

Additional Financial Statements. With reasonable promptness furnish to Bank such additional financial statements and such other data and information concerning the financial condition of Borrower as may reasonably be requested by Bank.

(d)

Legal Existence. Preserve and maintain its legal existence, franchises and privileges, its jurisdiction of registration or organization, and qualify and remain qualified as a foreign entity in each jurisdiction where such qualification is necessary.

Borrower will not change its location or place of organization or its name without at least thirty (30) days prior written notice to the Bank. Borrower shall keep the Bank current with respect to any such changes, and the Bank shall have no affirmative obligation to know about such changes.

(e)

Maintenance of Properties. Maintain its inventory, machinery, equipment and other properties in good condition and repair (normal wear and tear excepted), pay and discharge or cause to be paid or discharged when due, the cost of repairs to or maintenance of the same, and pay or cause to be paid all rental or mortgage payments due on any real estate used by Borrower.

(f)

Insurance. Maintain and furnish Bank with evidence of public liability insurance and fire insurance, if applicable, on all of its assets, in such amounts as are consistent with industry practice and with such insurers as may be satisfactory to Bank. Such policies shall be payable to Borrower and Bank as their respective interest may appear. Borrower will furnish Bank with evidence of such insurance from time to time at Bank's request.

Maintain and furnish Bank with evidence of business insurance covering all of the Borrower's assets with Bank named as additional insured.

(g)

Payment of Taxes/ERISA Compliance. Timely pay all taxes and all tax and other returns and reports which Borrower is required to file in order to remain current with respect to tax and ERISA obligations.

(h)	Execute and deliver to Bank and, as necessary, pay for the filing of all documents Bank may request in connection with this Agreement, the Exhibit and the Collateral.

(i)

Notify Bank in writing of any material adverse change in the financial condition, properties or operations of Borrower or any subsidiary of Borrower. It shall be a continuing obligation and responsibility of Borrower to report any material adverse change of the financial condition to the Bank.

10.	Negative Covenants

Borrower covenants and agrees that unless all indebtedness incurred hereunder has been paid in full and Borrower no longer has the right to borrow hereunder, it will not without the prior written consent of the Bank:

(a)

Enter into any arrangement with any bank, insurance company or other lender or investor providing for the borrowing of money, except indebtedness incurred in the ordinary course of business which will not materially impair the ability of Borrower to repay the Credit;

(b)	Create, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon any of its property or assets, whether now owned or hereafter acquired;

(c)	Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or corporation; and

(d)	Merge or consolidate with any other corporation or limited liability company, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets.

11.	Default, Acceleration and Termination

The occurrence of any of the following events (''Events of Default") shall terminate any obligation on the part of Bank to make Loans under this Agreement. Upon the occurrence of an Event of Default, at the option of the Bank, all sums of interest and principal outstanding under the Credit may be declared immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. Bank may also, upon the occurrence of any Event of Default, exercise its rights against the Collateral, as provided for in this Agreement or any mortgage or security agreement affecting the Collateral. This may include but is not limited to set-offs of amounts which may be owed by Bank to Borrower against delinquent amounts owed by Borrower.

Events of Default include:

(a)	Borrower's failure to make any payment required by this Agreement within ten (10) days of the date on which it is due;

(b)

Borrower's breach of any other promise or covenant in this Agreement, or any other document described in Section 3 of this Agreement, unless cured within ten (10) days of the date on which it occurred;

(c)	Default by Borrower in any payment of principal or interest under any other indebtedness of Borrower to Bank;

(d)	Any representation or warranty made by Borrower hereunder being or at any time becoming incorrect in any material respect;

(e)	Default by Borrower under the terms of any agreement or instrument pursuant to which Borrower has borrowed money from any person, financial institution or lender;

(f)

The failure of Borrower promptly to pay and discharge any judgment or levy or any attachment, execution or other process against the assets of Borrower, if such judgment be not satisfied, or such levy or other process be not removed within twenty (20) days after the entry of levy thereof, or at least five (5) days prior to the time of any proposed sale under any such judgment or levy;

(g)

The entry of any decree or order by a court having jurisdiction in respect of Borrower in an involuntary case under a federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Borrower or for any substantial part of Borrower's property, or the winding-up, dissolution or liquidation of Borrower's affairs is ordered;

(h)

Commencement by Borrower of a voluntary case under a federal or state bankruptcy, insolvency or other similar law, or Borrower's consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or of any substantial part of Borrower's property, or makes any assignment for the benefit of creditors, or fails generally to pay debts as such debts become due, or Borrower takes any action in furtherance of any of the foregoing or to voluntarily wind-up, dissolve or liquidate Borrower's affairs;

(i)	A material adverse change in Borrower's financial condition from that indicated by Borrower's most recent financial statements given to Bank prior to the date of this Agreement; or

(j)	Any other material event which Bank reasonably believes impairs Borrower's ability to repay any Loans made or to be made under this Agreement.

During any grace period specified in this Agreement within which Borrower may cure any default under this Agreement or any related mortgage, security agreement or the Note, Bank's obligation to make Loans to the Borrower shall be suspended.

12.	Right of Set-Off; Deduction from Account

Whenever a default exists, the Bank is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of Borrower's obligations under this Agreement, whether or not then due and payable. The Bank shall be deemed to have exercised its right of set-off immediately at the time of its election even though any charge therefor is made or entered on the Bank's records subsequent to that time. All costs, and expenses, including, without limitation, attorney's fees, paid or incurred by the Bank in connection with any such set-off shall be paid by the Borrower on demand.

Whether or not a default has occurred, Borrower authorizes Bank to charge any account Borrower maintains with Bank for the amount of any principal or interest owing under this Agreement on the date on which it is due.

13.	Indemnification

(a)

After receipt of any payment of all or any part of the Loans, if the Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then: the Loans or part thereof intended to be satisfied shall be revived and continue as if such payment had not been received by the Bank; this Agreement shall continue in full force with respect to any indebtedness owed to Bank; and the Borrower shall be liable to, and shall indemnify and hold the Bank harmless for, the amount of such payments surrendered.

The provisions of this Section 13(a) shall be without prejudice to the Bank's other rights under this Agreement or any other instrument or document signed in connection with this Agreement, and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

(b)

If Bank is, without fault on its part, made a party to any judicial proceedings arising out of this Agreement, Borrower shall indemnify and hold Bank harmless from all costs and expenses, including reasonable attorney's fees, incurred by Bank as a result.

(c)	The provisions of Section 13(a) and (b) shall survive the termination of this Agreement.

14.	Marshaling

The Borrower hereby waives, to the extent permitted by law, any and all rights to require any security given hereunder to be marshaled and agrees and acknowledges that after the occurrence of any Event of Default, the Bank may, in its sole and absolute discretion, proceed to enforce its rights under the Credit Documents and to realize on any or all of the security for the line of credit or any portion or portions thereof, irrespective of the differing nature of such security and whether or not the same constitutes real or personal property.

15.	Other Terms and Conditions

(a)	Late Charges.

Any payment required to be made to Bank by Borrower which is not received by Bank within ten (10) days of the date such payment is due shall be subject to a late charge equal to five percent (5.0%) of such payment.

(b)	Assignments.

This Agreement shall be binding on and inure to the benefit of the parties hereto and Bank's successors and assigns. Borrower may not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder.

(c)	Bank As Borrower's Attorney-In-Fact.

Borrower appoints Bank its attorney-in-fact, which is an agency coupled with an interest, so that Bank may demand, sue for, collect and receive monies, dividends or other assets which Bank alone may determine to be necessary. Bank may also file any claim, proof of claim or other instrument on behalf of Borrower in Bank's own name or in the name of Borrower.

Borrower agrees to execute and deliver any other powers of attorney which Bank may request to accomplish the purpose of this Agreement.

(d)	Time Is Of The Essence.

The timely performance of the terms, promises and obligations in this Agreement are vital.

(e)	Complete Agreement.

This Agreement and other applicable documents are the complete and only statement concerning the Bank's commitment to make Loans to Borrower. It supersedes all prior communications and agreements between Bank and Borrower as to this commitment. Any modification or amendment of this Agreement shall be effective only if it is in writing and signed by both Bank and Borrower.

(f)	Inconsistent Provisions.

In the event of any conflict between the provisions of this Agreement and any other document relating to this Agreement, the provisions of this Agreement shall prevail; except that where conflicts occur between the provision of this Agreement and any mortgages or security agreements related to this Agreement, the provisions of the mortgages or security agreements shall prevail.

(g)	Severability.

If any court should determine that any term or provision of this Agreement is invalid or unenforceable, that determination will not affect the rest of this Agreement.

(h)	Headings.

The headings used in this Agreement do not in any way limit, alter or affect matters contained in this Agreement.

(i)	Meaning of Terms.

Unless the context otherwise requires, all terms used in this Agreement shall have the meanings, if any, specified in the Uniform Commercial Code of the State of Hawaii.

(j)	Written Consents and Waivers; Benefit of Covenants.

No consent or waiver by Bank under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring nor shall any custom or practice inconsistent with the terms of this Agreement impair Bank's right, upon reasonable prior notice, to abandon or modify that custom or practice or to insist upon compliance with the terms of this Agreement. All affirmative and negative covenants of Borrower are solely for the benefit of Bank, which may waive or fail to enforce any or all of them without affecting the liability of Borrower or any guarantor.

(k)	Governing Law.

This Agreement, and any instrument or agreement required under this Agreement, shall be governed by and construed under the laws of the State of Hawaii.

(l)	Joint and Several Liability.

The obligations of the parties signing this Agreement as Borrower are joint and several. Bank may sue any or all persons signing this Agreement, without giving up its rights against the others.

(m)	Waiver Of Right To Jury Trial; No Offset By Borrower.

BANK AND BORROWER WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

BORROWER WAIVES THE RIGHT TO ASSERT AS AN OFFSET TO ITS LIABILITY UNDER THIS AGREEMENT ANY COUNTERCLAIM IT MAY HAVE AGAINST BANK, IT BEING AGREED THAT BORROWER'S LIABILITY TO BANK UNDER THIS AGREEMENT SHALL BE DISTINCT AND INDEPENDENT OF ANY LIABILITY OWED BY BANK TO BORROWER.

(n)	Rights Are Cumulative.

Any and all rights, remedies and powers that Bank has under this Agreement or the other related Credit Documents and the law shall be cumulative and not exclusive of any other, and may be exercised by Bank at any time and from time to time. The pursuit of one remedy is not a waiver of or election against other remedies.

(o)	Notices.

Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be either delivered in person or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Bank at:	FIRST FOUNDATION BANK
18101 Von Karman Avenue, Suite 750
Irvine, California 92612
Facsimile No.: (808) 457-3930

To Borrower at:	CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, Hawaii 96740
Attention: Jole Deal, CFO

	with a copy to:	Gregory Nasky
Goodsill Anderson Quinn & Stifel LLP
999 Bishop Street, Suite 1600
Honolulu, Hawaii 96813

(p)	Freedom of Insurance.

Wherever this Agreement requires Borrower to obtain insurance, Borrower is free to procure such insurance from any insurance company authorized to do business in the State of Hawaii.

(q)	Attorney's Fees And Costs.

In the event of any breach of this Agreement by Borrower, Borrower shall pay Bank's reasonable attorney's fees and costs, and all other expenses incurred by Bank and resulting from that breach, whether or not a legal action to enforce this Agreement is commenced.

(r)	Receipt.

Borrower acknowledges receipt of a copy of this Agreement.

16.	Sharing Information with Affiliates

Under the Fair Credit Reporting Act, Bank has the right to share information about Bank's experiences or transactions with Borrower. Unless Borrower instructs otherwise, Bank also has the right to share information about Borrower with any of Bank's Affiliates (persons related by common ownership or affiliated by corporate control, now or in the future) either directly or for example, through a central database. This other information may include but is not limited to application information, credit reports from reporting agencies, and any other information Bank has about Borrower. If Borrower does not want Bank to share this other information with Bank's affiliates, Borrower can direct Bank not to by writing to Bank at its address shown in this Agreement.

17.	Holidays

In the event any payment falls on a Saturday, Sunday or holiday observed by the Bank, then such due date shall be extended to the next succeeding full business day, and interest shall be payable during such extension.

18.	Patriot Act Notice

Federal law requires all financial institutions to obtain, verify, and record information that identifies each person establishing an account (loan or deposit) relationship with such financial institution. In the course of processing this credit facility and the application therefor, Bank has and may, in the future, ask for Borrower's name, address, date of birth, and other information that will allow Bank to identify Borrower. Bank may also ask to see a driver's license or other identifying documents. Borrower by executing this instrument agrees to comply with all such requests.

19.	Use of Proceeds; Margin Stock Regulations

Borrower will use the proceeds of the Credit solely for the purposes specified in this Agreement. No part of the proceeds of the Credit will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with Regulations T, U, X or any other regulations of such Board of Governors, or for any purposes prohibited by any statute, rule or regulation.

20.	Counterparts

The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

By signing in the space below, the undersigned parties agree to be bound by all terms of this Agreement.

BANK:	BORROWER:

FIRST FOUNDATION BANK	CYANOTECH CORPORATION, a Nevada corporation

By: /s/ Douglas R. Weld	By: /s/ Gerald R. Cysewski
Douglas R. Weld	Gerald R. Cysewski
Its Senior Vice President	Its Interim President & CEO

By: /s/ Jole Deal
Jole Deal
Its CFO

Authorized signatures for Loan requests:

/s/ Gerald R. Cysewski

Gerald R. Cysewski

/s/ Jole Deal

Jole Deal

/s/ Gerard Watts

Gerard Watts

The following comprises the Exhibit which is a part of this Agreement:

Exhibit A:     Commercial Line of Credit Draw Request

EXHIBIT "A"

COMMERCIAL LINE OF CREDIT DRAW REQUEST

Date:

TO:	FIRST FOUNDATION BANK, a California corporation

FROM:	CYANOTECH CORPORATION, a Nevada corporation

CHARGE:	Loan No.

CREDIT:	Checking Account No.

AMOUNT:	DOLLARS
($ _)

In connection with said draw request, Borrower hereby certifies as follows:

 1.          The representations and warranties set forth in the Revolving Credit Agreement dated (the "Agreement"), as applicable, are true and correct on and as of the date hereof. The undersigned are authorized persons who are authorized to request draws for and on behalf of the Borrower under the Line of Credit.

 2.          As of the date hereof, no event has occurred and is continuing that: (a) constitutes an Event of Default under the Agreement; or (b) with the giving of notice or passage of time, or both, would constitute an Event of Default. The Borrower has observed and performed all of Borrower's covenants and other agreements, and satisfied every condition, contained in the Agreement and in the other Credit Documents, to be observed, performed or satisfied by Borrower.

BORROWER:

CYANOTECH CORPORATION,
a Hawaii corporation

By

Its

By

Its

Authorized Person